Exhibit 99.1

D & I Silica, LLC

Financial Statements

For the Years Ended December 31, 2012, 2011 and 2010

D & I SILICA, LLC

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Members of

D & I Silica, LLC

Sheffield, Pennsylvania

We have audited the accompanying balance sheets of D & I Silica, LLC as of December 31, 2012 and 2011, and the related statements of operations, members’ capital, and cash flows for each of the years in the three year period ended December 31, 2012. D & I Silica, LLC’s management is responsible for these financial statements. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform an audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of D & I Silica, LLC as of December 31, 2012 and 2011, and the results of its operations and its cash flows for each of the years in the three year period ended December 31, 2012 in conformity with accounting principles generally accepted in the United States of America.

/s/ EEPB, PC

Houston, Texas

August 12, 2013

D & I SILICA, LLC

Balance Sheets

(in thousands)

	December 31, 2012	December 31, 2011
Assets
Current assets
Cash	$185	$2,910
Restricted cash	645	300
Accounts receivable	13,943	17,616
Inventories	3,508	541
Prepaid expenses and other current assets	887	1,881

Total current assets	19,168	23,248
Property, plant and equipment, net	24,726	13,487
Deferred charges, net	13	19
Other assets	4,864	2,349

Total assets	$48,771	$39,103

Liabilities and Members’ Capital
Current liabilities
Accounts payable	$8,515	$8,615
Accrued liabilities	662	1,669
Current portion of long-term debt	2,763	1,480
Deferred revenue	112	112

Total current liabilities	12,052	11,876
Long-term debt	4,144	6,206

Total liabilities	16,196	18,082

Commitments and contingencies	—	—
Members’ capital
Members’ capital	32,575	21,021

Total members’ capital	32,575	21,021

Total Liabilities and Members’ Capital	$48,771	$39,103

The accompanying notes are an integral part of these financial statements.

D & I SILICA, LLC

Statements of Operations

(in thousands)

	Year Ended December 31, 2012	Year Ended December 31, 2011	Year Ended December 31, 2010
Revenues	$104,122	$95,733	$41,830
Cost of goods sold	81,949	76,396	35,084

Gross profit	22,173	19,337	6,746

Operating expenses
General and administrative	3,697	3,180	952

Total operating expenses	3,697	3,180	952

Income from operations	18,476	16,157	5,794
Other income (expense)
Other income	483	714	635
Interest expense	(139)	(130)	(61)

Total other income	344	584	574

Net income	$18,820	$16,741	$6,368

The accompanying notes are an integral part of these financial statements.

D & I SILICA, LLC

Statements of Cash Flows

(in thousands)

	Year Ended December 31, 2012	Year Ended December 31, 2011	Year Ended December 31, 2010
Operating activities
Net income	$18,820	$16,741	$6,368
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	4,832	2,980	690
Deferred charges amortization	6	10	—
(Gain) loss on sale of assets	67	(1)	3
Non-cash compensation	—	741	—
Government grants for the purchase of fixed assets	(538)	(719)	(644)
Changes in operating assets and liabilities:
Accounts receivable	3,673	(9,105)	(5,947)
Inventories	(2,967)	(473)	65
Prepaids and other current assets	994	(1,630)	(191)
Other assets	(2,545)	(2,262)	(100)
Accounts payable	(1,339)	4,184	2,591
Accrued liabilities	(1,007)	1,356	313
Deferred revenue	—	112	—

Net cash provided by operating activities	19,996	11,934	3,148

Investing activities
Increase in restricted cash, net	(345)	(300)	—
Proceeds from sale of property, plant and equipment	12	2	4
Capital expenditures for property, plant and equipment	(14,343)	(10,054)	(4,268)

Net cash used in investing activities	(14,676)	(10,352)	(4,264)

Financing activities
Proceeds from issuance of long-term debt	879	7,686	4,914
Repayments of long-term debt	(1,658)	(3,039)	(2,475)
Loan origination costs	—	(29)	—
Contributions received	—	—	1
Distributions paid	(7,266)	(4,722)	—

Net cash provided by (used in) financing activities	(8,045)	(104)	2,440

Net increase (decrease) in cash	(2,725)	1,478	1,324
Cash, beginning of period	2,910	1,432	108

Cash, end of period	$185	$2,910	$1,432

Supplemental disclosures:
Cash paid for interest	$162	$154	$61
Non-cash investing and financing activities:
Increase in accounts payable and accrued liabilities for additions to property, plant and equipment	$1,239	$453	$72

The accompanying notes are an integral part of these financial statements.

D & I SILICA, LLC

Statement of Members’ Capital

(in thousands)

Balance at January 1, 2010	$1,892
Contributions	1
Net income	6,368

Balance at December 31, 2010	8,261
Contributions	741
Distributions	(4,722)
Net income	16,741

Balance at December 31, 2011	21,021
Contributions	—
Distributions	(7,266)
Net income	18,820

Balance at December 31, 2012	$32,575

The accompanying notes are an integral part of these financial statements.

D & I SILICA, LLC

Notes to Financial Statements

For the Years Ended December 31, 2012, 2011 and 2010

(Dollars in thousands, unless otherwise noted)

1. Business and Organization

D & I Silica, LLC (the “Company”) provides sand and related delivery services to oil and gas companies at delivery points in Pennsylvania, Ohio and New York. Most of the products and services are used for hydraulic fracturing Marcellus Shale and Utica Shale gas wells in Pennsylvania, Ohio and New York. As the Company earns all of its revenues through the sale of frac sand and related services, we have concluded that we have one operating segment for reporting purposes.

2. Significant Accounting Policies

Use of Estimates

The preparation of the financial statements in conformity with accounting principles generally accepted in the United States of America (“GAAP”) requires management to make estimates and assumptions that affect the reported amount of assets and liabilities and disclosure of contingent liabilities at the date of the financial statements and the reported amount of revenues and expenses during the reporting period. The more significant estimates relate to our estimates and assumptions for the estimated lives of long-lived assets, assessing potential impairment of long-lived assets, estimating the fair value of equity based compensation and estimating potential loss contingencies. Actual results could differ from those estimates.

Revenue Recognition

Frac sand revenues are recognized when legal title passes to the customer, which may occur at the rail origin, during transit or at the destination terminal, at which point delivery has occurred, evidence of a contractual arrangement exists and collectability is reasonably assured. Amounts received from customers in advance of sand deliveries are recorded as deferred revenue.

Transportation services revenues are recognized as the services have been completed, meaning the associated delivery has occurred or the related services have been rendered. At that point, delivery of the service has occurred, evidence of a contractual arrangement exists and collectability is reasonably assured. Amounts received from customers in advance of transportation services are recorded as deferred revenue.

Silo storage lease income attributable to silo storage leases is recorded on a straight-line basis over the term of the lease.

Cash and Cash Equivalents

Cash and cash equivalents consist of all cash balances and highly liquid investments with an original maturity of three months or less.

The Company must pledge cash escrow accounts for the benefit of the Pennsylvania Department of Transportation, Bureau of Rail Freight, Ports and Waterways (“Bureau”) to guarantee performance on rail improvement projects partially funded by the Bureau. The funds are released when the project is completed.

Accounts Receivable

Accounts receivable are stated at the amount management expects to collect from outstanding customer balances. Management analyzes the collectability of outstanding balances and records an allowance for any balances deemed uncollectible. The Company incurred $10 of bad debt expense during the year ended December 31, 2011. No bad debt expense was incurred during the years ended December 31, 2012 and 2010.

Inventories

Inventory consists of purchased frac sand in-transit, stored in rail cars, or held in silos. Inventory is stated at the lower of cost or market using the first-in, first-out method (“FIFO”). Costs applied to the inventory include the cost of purchased sand and associated freight costs. Silo tonnages are calculated by measuring the number of tons and applying the associated FIFO cost associated with the most recent shipments trans loaded into the silos. Reviews are performed related to the net realizable value of the inventory, giving consideration to quality, excessive levels, obsolescence and other factors.

Shipping and handling costs are charged to cost of goods sold when incurred.

D & I SILICA, LLC

Notes to Financial Statements

For the Years Ended December 31, 2012, 2011 and 2010

(Dollars in thousands, unless otherwise noted)

Property, Plant and Equipment

Additions and improvements occurring through the normal course of business are capitalized at cost. When assets are retired or disposed of, the cost and the accumulated depreciation are eliminated from the accounts and any gain or loss is reflected in the income statement. Expenditures for normal repairs and maintenance are expensed as incurred. Construction-in-progress is primarily comprised of facilities, machinery and equipment which has not been placed in service.

Capitalized costs incurred during the year for major improvement and capital projects that are not placed in service are recorded as construction-in-progress. Construction-in-progress is not depreciated until the related assets or improvements are ready to be placed in service.

Fixed assets are carried at historical cost and are depreciated using the straight-line or double declining method over the estimated useful lives of the assets, as follows:

Asset Classification	Depreciable Life	Depreciation Method
Buildings	39 years	Straight line method
Rail sidings and site improvements	15 years	150% declining balance
Software	3 years	Straight line method
Equipment	3-5 years	200% declining balance
Material handling	3-5 years	200% declining balance
Vehicles and railcars	3-5 years	200% declining balance

Impairment of Long-lived Assets

Recoverability of investments in property, plant and equipment is periodically evaluated. Estimated future undiscounted net cash flows are calculated using estimated future sales prices (considering historical and current prices, price trends and related factors) and operating costs and anticipated capital expenditures. Reductions in the carrying value of our investment are only recorded if the undiscounted cash flows are less than our book basis in the applicable assets.

Impairment losses are recognized based on the extent that the remaining investment exceeds the fair value, which is determined based upon the estimated future discounted net cash flows to be generated by the property, plant and equipment.

Management’s estimates of prices and operating and capital costs are subject to certain risks and uncertainties which may affect the recoverability of our investments in property, plant and equipment. Although management has made its best estimate of these factors based on current conditions, it is reasonably possible that changes could occur in the near term, which could adversely affect management’s estimate of the net cash flows expected to be generated from its operating property. No impairment charges were recorded during 2012, 2011 or 2010.

Advance to Supplier

During 2012 and 2011, the Company made advance prepayments totaling $4,472 to a supplier in exchange for exclusive rights to purchase sand from the supplier’s facility for 20 years and a discounted rate per purchased ton. Discounts received under this advance are offset against the asset balance over the term of the agreement. As of December 31, 2012, the current and long-term balance outstanding under this advance was $425 and $3,868, respectively.

D & I SILICA, LLC

Notes to Financial Statements

For the Years Ended December 31, 2012, 2011 and 2010

(Dollars in thousands, unless otherwise noted)

Deferred Charges

Certain direct costs incurred in connection with debt financing have been capitalized and are being amortized using the straight-line method, which approximates the effective interest method, over the life of the debt. Amortization expense is included in interest expense and was $6 and $10 for the years ended December 31, 2012 and 2011, respectively. There was no amortization expense incurred during the year ended December 31, 2010.

The following is a summary of future amortization expense associated with deferred charges:

For the years ending December 31,
2013	$6
2014	5
2015	2

Total	$13

Non-Cash Compensation

Equity-based compensation awards to members are recognized in the period earned based on the estimated fair value as of the grant date. The Company incurred $741 of compensation expense during 2011.

Government Grants

Government grants received for the development of rail facilities are capitalized as a component of property, plant and equipment and recognized as other income during the period earned. The Company recognized grant income of $538, $718 and $644 during the years ended December 31, 2012, 2011 and 2010, respectively, as reflected in other income.

Fair Value of Financial Instruments

The amounts reported in the balance sheet as current assets or liabilities, including cash, accounts receivable, accounts payable, accrued liabilities and deferred revenue approximate fair value due to the short-term maturities of these instruments. In addition, the amount recorded on the balance sheet pertaining to the long-term debt outstanding under the Company’s credit facilities approximated their fair value due to its floating interest rate. The fair value of these debts are categorized as a Level 2 measurement per the hierarchy within ASC 820, Fair Value Measurements, as it was based on observable inputs including credit ratings on debt issuances with similar credit risk profiles as the Company. See Note 6—Debt for information regarding borrowings under the Company’s credit facilities.

Income Taxes

The Company is a pass-through entity and is not considered a taxing entity for federal tax purposes. Therefore, there is not a provision for income taxes in the accompanying financial statements. The Company’s net income or loss is allocated to its members in accordance with the Company’s operating agreement. The members are taxed individually on their share of the Company’s earnings. At December 31, 2012 and 2011, the Company did not have any liabilities for uncertain tax positions or gross unrecognized tax benefit. Tax years ended after 2009 remain subject to audit by taxing authorities.

The Company is considered a taxing entity for certain state taxes, capital stock taxes and other fees. The Company incurred $156, $74 and $25 of such taxes and fees, as reflected in general and administrative expense, during the years ended December 31, 2012, 2011 and 2010, respectively.

Recent Accounting Pronouncements

In May 2011, the FASB issued Accounting Standards Update (“ASU”) No. 2011-04, Fair Value Measurement (Topic 820): Amendments to Achieve Common Fair Value Measurement and Disclosure Requirements in US GAAP and IFRS, which clarifies Topic 820 and provides guidance on changes to certain principles or requirements for measuring fair value. The amendment is effective during interim and annual periods beginning after December 15, 2011. The Company adopted this guidance during the first quarter of 2012. The adoption of this guidance did not have a significant impact on the financial statements.

D & I SILICA, LLC

Notes to Financial Statements

For the Years Ended December 31, 2012, 2011 and 2010

(Dollars in thousands, unless otherwise noted)

3. Inventories

Inventories consisted of the following:

	December 31, 2012	December 31, 2011
Finished goods	$3,508	$541

4. Property, Plant and Equipment

Property, plant and equipment consisted of the following:

	December 31, 2012	December 31, 2011
Land	$135	$100
Buildings and improvements	1,546	19
Equipment	3,474	1,921
Material handling	9,046	8,591
Rail sidings and site improvements	6,766	3,615
Vehicles and railcars	1,342	1,128
Construction-in-progress	11,633	2,537

	33,942	17,911
Less: Accumulated depreciation	(9,216)	(4,424)

	$24,726	$13,487

Depreciation expense was $4,801, $2,967 and $690 for the years ended December 31, 2012, 2011 and 2010, respectively.

5. Other Assets

Other assets consisted of the following:

	December 31, 2012	December 31, 2011
Mine production rights, net	$544	$380
Advance to supplier	3,868	1,806
Other	452	163

	$4,864	$2,349

Amortization expense for mine production rights was $30, $13 and $0 for the years ended December 31, 2012, 2011 and 2010, respectively.

D & I SILICA, LLC

Notes to Financial Statements

For the Years Ended December 31, 2012, 2011 and 2010

(Dollars in thousands, unless otherwise noted)

6. Debt

Long-term debt consisted of the following:

	December 31, 2012	December 31, 2011
Note payable to bank – due January 2017	$4,136	$4,862
Note payable to bank – due July 2014	2,771	2,824

Total	6,907	7,686
Less: current portion of long-term debt	(2,763)	(1,480)

Long-term debt	$4,144	$6,206

Note Payable to Bank – Due January 2017

In 2011, the Company entered into a note payable with a bank with an initial principal amount of $5,065. Borrowings under the note bear interest at LIBOR plus 250 basis points. The note is to be repaid through monthly payments of $84 plus interest between February 2012 and January 2017. The note is secured by all Company assets.

Note Payable to Bank – Due July 2014

In 2011, the Company entered into a note payable with a bank with an initial principal amount of $3,500. Borrowings under the note bear interest at LIBOR plus 250 basis points. The note is to be repaid through monthly payments of $146 plus interest between August 2012 and July 2014. The note is secured by all Company assets.

Line of Credit

In 2011, the Company entered into a $5,000 line of credit with a bank which is secured by all of the Company’s assets. During 2012, the line of credit was increased to $15,000. Borrowings under the line of credit carry an interest rate equal to the LIBOR Flex Rate plus 200 basis points. No balance was outstanding under this line of credit as of December 31, 2012 and 2011.

Future maturities of long-term debt are as follows for the years ended December 31:

2013	$2,763
2014	2,034
2015	1,013
2016	1,013
2017	84

Total	$6,907

7. Member Capital

The Company maintains one class of membership units directly owned by four members as of December 31, 2012.

Contributions

During 2011, the Company granted a non-voting equity interest equal to 3% ownership to an employee as compensation for services rendered during 2011. The fair value of the grant was $741 and was calculated through an independent appraisal utilizing a discounted cash flow method. In connection with this grant, the Company also paid $495 to the member as an income tax gross-up of the award. Total compensation expense during 2011 was $1,236 of which $495 remained outstanding as an accrued liability as of December 31, 2011.

D & I SILICA, LLC

Notes to Financial Statements

For the Years Ended December 31, 2012, 2011 and 2010

(Dollars in thousands, unless otherwise noted)

Allocations of Net Income

Our operating agreement contains provisions for the allocation of net income and loss to members. For purposes of maintaining member capital accounts, the operating agreement specifies that items of income and loss shall be allocated among the members in accordance with their respective percentage ownership interest.

Distributions

The Company made cash distributions of $7,266 and $4,722 to its members during the years ended December 31, 2012 and 2011, respectively. No distributions were made during the year ended December 31, 2010.

8. Related Party Transactions

During the years ended December 31, 2012, 2011 and 2010, the Company made sales to members and their affiliates totaling $168, $241 and $184, respectively.

The Company has an obligation to pay a guaranteed payment to a member equal to $1.00 per ton of sand purchased from the A.F. Gelhar mine in Markesan, Wisconsin. Total guaranteed payments were $239, $96 and $96 during the years ended December 31, 2012, 2011 and 2010, respectively. Members may from time to time provide certain sales and administrative services at no charge to the Company. Prior to July 1, 2012, a member provided office space at no charge to the Company.

9. Leases

Operating Leases

The Company has entered into various operating lease agreements as follows:

Leased		Expense for the year ended December 31,
Property or Rights	Lease Term	2012	2011	2010
Railcars	2-7 years	$1,732	$1,189	$513
Railcar equipment	2 years	6	—	—
Railroad rights of way	Varies (1)	138	73	—

(1)	The terms of such leases vary, with most being annual leases with option renewals

Future minimum lease payments under such arrangements are as follows for the years ended December 31:

2013	$1,764
2014	1,532
2015	1,207
2016	356
2017	206

Total	$5,065

D & I SILICA, LLC

Notes to Financial Statements

For the Years Ended December 31, 2012, 2011 and 2010

(Dollars in thousands, unless otherwise noted)

Customer Leases

The Company has entered into two three-year lease arrangements with customers which provide for their use of silos with 10,000 tons of sand storage capacity. The leases expire in August 2014 and January 2015, respectively. Lease income earned under these arrangements was $1,008 and $529 during the years ended December 31, 2012 and 2011, respectively.

Future minimum lease payments receivable under such arrangements are as follows for the years ended December 31:

2013	$1,253
2014	979
2015	30

Total	$2,262

10. Commitments and Contingencies

As of December 31, 2012, the Company maintained commitments for facility construction projects as follows:

	Construction Cost to Date	Estimated Cost to Complete	Estimated Total Cost
Facility construction projects	$11,633	$6,421	$18,054

The commitment for construction of certain storage tracks is net of a grant from the Commonwealth of Pennsylvania in the amount of $1,600, which will be received to offset the cost when completed.

The Company has commitments from two current silo lease customers for the lease of additional silo capacity once the construction on these new silos is complete. The leases are non-cancellable and are for terms of 3 to 5 years. These leases cover silos with a total capacity of 18,000 tons. Additional silo rent of $189 per month will be billable once these silos are complete. The total rent that will be due under these agreements is $9,790.

The Company has made a commitment to purchase sand from four suppliers under take-or-pay arrangements. The quantities are not in excess of current requirements. One supplier has asserted that the Company did not purchase the required product minimum during the year ended December 31, 2012. The Company believes that there is no obligation for payments made under the agreement.

The Company has issued a product warranty for the quality of sand it sells to customers. The Company has warranted that sand sold conforms to the specifications identified in the invoice. Limited warranty exists regarding the condition of the products at the time of delivery. There has been no significant prior claim history, and there is no liability accrued for future warranty claims, as none are expected.

The Company has agreed to maintain two county roads in Wisconsin which are used for transportation of sand from supplier to transload location. The costs to maintain these roads are expensed over the useful life of the road improvement. Any future obligation cannot be determined.

The Company maintains several letters of credit with financial institutions, primarily to bond local roads in Pennsylvania. As of December 31, 2012, these potential obligations are immaterial to the Company’s financial position.

The Company has an obligation to pay a guaranteed payment to a member equal to $1.00 for each ton of sand shipped from the A.F. Gelhar mine in Markesan, Wisconsin.

D & I SILICA, LLC

Notes to Financial Statements

For the Years Ended December 31, 2012, 2011 and 2010

(Dollars in thousands, unless otherwise noted)

11. Concentration and Credit Risk

The Company provides sand and related delivery services to oil and gas companies which are primarily used for hydraulic fracturing Marcellus Shale and Utica Shale gas wells in Pennsylvania, New York and Ohio. The Company’s business is, therefore, dependent upon economic activity within this market. Sales to five customers accounted for 82%, 78% and 85% of the Company’s sales during the years ended December 31, 2012, 2011 and 2010, respectively.

A concentration exists in the supply of sand purchased by the Company as there are a limited number of mines that specialize in sand used for hydraulic fracturing. The loss of one or more of these suppliers could cause a significant near-term impact to the Company’s supply chain.

Throughout 2012 and 2011, the Company has maintained cash balances in excess of federally insured amounts on deposit with financial institutions.

12. Subsequent Events

Management has evaluated subsequent events through August 12, 2013, the date that the financial statements were available for issuance.

On May 13, 2013, the members of the Company entered into a definitive agreement to sell their membership interests to Hi-Crush Partners LP. Under the terms of the agreement, Hi-Crush Partners LP acquired the Company’s membership interests for $95,000 in cash and 1,578,947 common units representing limited partner interests in Hi-Crush Partners LP. The closing of the transaction took place on June 10, 2013, at which point all long-term debts of the Company were repaid with the proceeds from the transaction.